UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 25, 2009

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 25, 2009, Solta Medical, Inc. (the “Company”) announced the resignation of Cherry Hu, Vice President, Principal Accounting Officer and Corporate Controller of the Company effective as of September 30, 2009.

Item 8.01. Other Events.

On August 25, 2009, the Company announced the promotion of Mark Giacomini as Corporate Controller of the Company effective as of September 30, 2009. Mr. Giacomini, age 45, has been Assistant Controller of the Company since April 2009. From January 2004 to April 2009, Mr. Giacomini served as Senior Finance Director, Worldwide Sales at Polycom Inc., a global communications company. From July 2002 to January 2004, he was Director of Worldwide Revenue at Polycom. Prior to Polycom, Mr. Giacomini spent eight years with 3Com Corporation, a global high tech company, in a variety of financial management positions, most recently as Director of Financial Reporting. Mr. Giacomini began his career at Deloitte & Touche. He received his B.S. degree from Chico State University and is a Certified Public Accountant in the State of California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: August 25, 2009	By:	/s/ John F. Glenn
John F. Glenn
Chief Financial Officer